Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES FISCAL 2019 FOURTH-QUARTER, FULL-YEAR FINANCIAL RESULTS; ISSUES GUIDANCE FOR FISCAL 2020

Fiscal 2019 Fourth Quarter Highlights:

•                  Net Sales of $134 Million Exceeds Expectations

•                  Adjusted Gross Margin Percentage Highest of Any Quarter in Fiscal 2019

•                  Voluntarily Purchased Additional $38 Million of Term A Loans

•                  Launched Four Products

Philadelphia, PA — August 27, 2019 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2019 fourth quarter and full year ended June 30, 2019.

“In fiscal 2019, we made excellent progress rebuilding our business,” said Tim Crew, chief executive officer of Lannett.  “We feel positive about our company’s future following a number of significant accomplishments.  Since January 2018, we have launched 25 products with annualized sales of approximately $100 million, acquired or in-licensed more than 40 ANDAs and paid down approximately $187 million of our outstanding debt, which included $87 million of voluntary payments.  In the past year, we have expanded existing strategic alliances and established new ones, and submitted to the FDA nine product applications, all while we implemented and recently completed a net $33 million cost savings plan.

“Financial results for our fiscal 2019 fourth quarter, the first full quarter of the fiscal year without sales of Levothyroxine, exceeded or were at the upper end of our expectations.  The quarter did benefit from a few items that were related to timing.

“Looking ahead, we expect to launch a number of new products that will continue to build our business in the near term and have begun adding products to our pipeline that have significant potential in the medium term and beyond.”

For the fiscal 2019 fourth quarter, on a GAAP basis, net sales were $133.8 million compared with $170.9 million for the fourth quarter of fiscal 2018.  Gross profit was $49.3 million, or 37% of total net sales, compared with $66.5 million, or 39% of total net sales.  Research and development (R&D) expenses were $9.4 million compared with $8.3 million for the fiscal 2018 fourth quarter.  Selling, general and administrative (SG&A) expenses were $22.2 million compared with $20.6 million.  Restructuring expenses were $2.4 million compared with $4.1 million.  Asset impairment charges were $5.9 million compared with $25.0 million for the prior year fourth quarter.  Operating income increased to $9.4 million from $8.6 million.  Interest expense decreased to $20.2 million from $21.2 million for the fourth quarter of fiscal 2018.  Net loss was $7.6 million, or $0.20 per share, compared with $11.4 million, or $0.30 per share, for the fiscal 2018 fourth quarter.

For the fiscal 2019 fourth quarter reported on a Non-GAAP basis, net sales were $133.8 million compared with $170.9 million for the fourth quarter of fiscal 2018.  Adjusted gross profit was $59.8 million, or 45% of adjusted net sales, compared with $76.0 million, or 44% of adjusted net sales, for the prior-year fourth quarter.  Adjusted R&D expenses were $8.6 million compared with $8.3 million.  Adjusted SG&A expenses were $17.0 million compared with $17.4 million.  Adjusted operating income was $34.1 million compared with $50.3 million for the prior-year fourth quarter.  Adjusted interest expense was $16.0 million compared with $16.6 million for the fourth quarter of fiscal 2018.  Adjusted net income was $14.7 million, or $0.37 per diluted share, compared with $24.5 million, or $0.64 per diluted share, for the fiscal 2018 fourth quarter.

For the fiscal 2019 full year, on a GAAP basis, net sales were $655.4 million compared with $684.6 million for the fiscal 2018 full year.  Gross profit was $243.6 million, or 37% of total net sales, compared with $288.7 million, or 42% of total net sales.  R&D expenses were $38.8 million compared with $29.2 million for the fiscal 2018 full year.  SG&A expenses were $87.6 million compared with $82.2 million.  Restructuring expenses were $4.1 million compared with $7.1 million.  The company reported operating loss of $262.3 million, which included asset impairment charges of $375.4 million.  This compares to fiscal 2018 full year operating income of $129.7 million, which included asset impairment charges of $25.0 million and a loss on sale of intangible asset of $15.5 million.  Interest expense decreased to $84.6 million from $85.6 million.  Net loss was $272.1 million, or $7.20 per share, versus net income of $28.7 million, or $0.75 per diluted share, for fiscal 2018.

For the fiscal 2019 full year reported on a Non-GAAP basis, net sales were $655.4 million compared with $684.6 million for the fiscal 2018 full year.  Adjusted gross profit was $291.4 million, or 44% of adjusted net sales, compared with $326.2 million, or 48% of adjusted net sales, for the prior year.  Adjusted R&D expenses were $36.1 million compared with $29.2 million.  Adjusted SG&A expenses were $71.2 million compared with $71.0 million.  Adjusted operating income was $184.1 million compared with $226.0 million for the prior year.  Adjusted interest expense was $67.0 million compared with $65.4 million for fiscal 2018.  Adjusted net income was $91.8 million, or $2.35 per diluted share, compared with $118.2 million, or $3.10 per diluted share, for the fiscal 2018 full year.

Guidance for Fiscal 2020

Based on its current outlook, the company provided guidance for fiscal year 2020, as follows:

	GAAP	Adjusted**
Net sales	$525 million to $545 million	$525 million to $545 million
Gross margin %	Approximately 33.5% to 35.5%	Approximately 40% to 42%
R&D expense	$34 million to $36 million	$34 million to $36 million
SG&A expense	$68 million to $71 million	$63 million to $66 million
Restructuring expense	$2 million to $4 million	$—
Interest and other	$71 million to $73 million	$56 million to $58 million
Effective tax rate	Approximately 26% to 29%	Approximately 22% to 23%
Adjusted EBITDA*	N/A	$145 million to $160 million
Capital expenditures	$20 million to $25 million	$20 million to $25 million

**A reconciliation of Adjusted amounts to most directly comparable GAAP amounts can be found in the attached financial tables.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2019 fourth quarter and full year ended June 30, 2019.  The conference call will be available to interested parties by dialing 800-447-0521 from the U.S. or Canada, or 847-413-3238 from international locations, passcode 48926565.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  The company also believes that including Adjusted EBITDA, as defined in the company’s existing Credit Agreement, is appropriate to provide additional information to investors to demonstrate the company’s ability to comply with financial debt covenants.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) acquisition and integration-related expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

*Adjusted EBITDA excludes the same adjustments discussed above, as well as additional adjustments permitted under the company’s existing Credit Agreement.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, successfully launching and commercializing recently acquired and previously approved products, achieving expected savings from the cost reduction program, successfully consummating transactions with new and existing alliance partners and successfully launching and commercializing products included therein, and achieving the financial metrics stated in the company’s guidance for fiscal 2020, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	June 30, 2019	June 30, 2018

ASSETS
Current assets:
Cash and cash equivalents	$140,249	$98,586
Accounts receivable, net	164,752	252,651
Inventories	143,971	141,635
Prepaid income taxes	—	15,159
Assets held for sale	9,671	13,976
Other current assets	13,606	4,863
Total current assets	472,249	526,870
Property, plant and equipment, net	186,670	233,247
Intangible assets, net	411,229	424,425
Goodwill	—	339,566
Deferred tax assets	109,305	22,063
Other assets	7,960	29,133
TOTAL ASSETS	$1,187,413	$1,575,304

LIABILITIES
Current liabilities:
Accounts payable	$13,493	$56,767
Accrued expenses	5,805	7,425
Accrued payroll and payroll-related expenses	19,924	7,819
Rebates payable	46,175	49,400
Royalties payable	16,215	5,955
Restructuring liability	2,315	6,706
Other current liabilities	3,652	—
Income taxes payable	2,198	—
Short-term borrowings and current portion of long-term debt	66,845	66,845
Total current liabilities	176,622	200,917
Long-term debt, net	662,203	772,425
Other liabilities	14,547	3,047
TOTAL LIABILITIES	853,372	976,389

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 38,969,518 and 38,256,839 shares issued; 38,010,714 and 37,380,517 shares outstanding at June 30, 2019 and June 30, 2018, respectively)	39	38
Additional paid-in capital	317,023	306,817
Retained earnings	32,075	306,464
Accumulated other comprehensive loss	(615)	(515)
Treasury stock (958,804 and 876,322 shares at June 30, 2019 and June 30, 2018, respectively)	(14,481)	(13,889)
Total stockholders’ equity	334,041	598,915
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,187,413	$1,575,304

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2019	2018	2019	2018

Net sales	$133,841	$170,911	$655,407	$684,563
Cost of sales	76,589	96,226	379,601	363,729
Amortization of intangibles	7,910	8,157	32,196	32,128
Gross profit	49,342	66,528	243,610	288,706
Operating expenses:
Research and development expenses	9,436	8,335	38,807	29,196
Selling, general and administrative expenses	22,214	20,553	87,648	82,196
Acquisition and integration-related expenses	—	—	—	83
Restructuring expenses	2,408	4,078	4,095	7,061
Loss on sale of intangible asset	—	—	—	15,514
Asset impairment charges	5,882	24,960	375,381	24,960
Total operating expenses	39,940	57,926	505,931	159,010
Operating income (loss)	9,402	8,602	(262,321)	129,696
Other income (loss):
Investment income	1,306	545	3,166	4,753
Interest expense	(20,194)	(21,194)	(84,624)	(85,634)
Loss on extinguishment of debt	(35)	—	(448)	—
Other	(609)	(195)	(2,018)	2,278
Total other loss	(19,532)	(20,844)	(83,924)	(78,603)
Income (loss) before income tax	(10,130)	(12,242)	(346,245)	51,093
Income tax expense (benefit)	(2,544)	(883)	(74,138)	22,403
Net income (loss)	$(7,586)	$(11,359)	$(272,107)	$28,690

Earnings (loss) per common share:
Basic	$(0.20)	$(0.30)	$(7.20)	$0.77
Diluted	$(0.20)	$(0.30)	$(7.20)	$0.75

Weighted average common shares outstanding:
Basic	37,932,509	37,315,567	37,779,812	37,127,306
Diluted	37,932,509	37,315,567	37,779,812	38,162,514

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended June 30, 2019
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (m)
GAAP Reported	$133,841	$76,589	$7,910	$49,342	37%	$9,436	$22,214	$2,408	$5,882	$9,402	$(19,532)	$(10,130)	$(2,544)	$(7,586)	$(0.20)
Adjustments:
Amortization of intangibles (a)	—	—	(7,910)	7,910		—	—	—	—	7,910	—	7,910	—	7,910
Cody API business (b)	—	(2,233)	—	2,233		(760)	(1,394)	—	—	4,387	—	4,387	—	4,387
Depreciation on capitalized software costs (c)	—	—	—	—		—	(1,058)	—	—	1,058	—	1,058	—	1,058
Legal and financial advisory costs (d)	—	—	—	—		—	(237)	—	—	237	—	237	—	237
Decommissioning of Philadelphia sites (e)	—	(89)	—	89		(64)	—	—	—	153	—	153	—	153
Restructuring expenses (f)	—	—	—	—		—	—	(2,408)	—	2,408	—	2,408	—	2,408
Indemnification asset write-off (g)	—	—	—	—		—	(2,284)	—	—	2,284		2,284	—	2,284
Asset impairment charges (h)	—	—	—	—		—	—	—	(5,882)	5,882		5,882		5,882
Non-cash interest (i)	—	—	—	—		—	—	—	—	—	4,201	4,201	—	4,201
Loss on extinguishment of debt (j)	—	—	—	—		—	—	—	—	—	34	34	—	34
Other (k)	—	(209)	—	209		—	(195)	—	—	404	(242)	162	—	162
Tax adjustments (l)	—	—	—	—		—	—	—	—	—	—	—	6,460	(6,460)

Non-GAAP Adjusted	$133,841	$74,058	$—	$59,783	45%	$8,612	$17,046	$—	$—	$34,125	$(15,539)	$18,586	$3,916	$14,670	$0.37

(a)              To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.

(b)             To exclude the operating results of the ceased Cody API business

(c)              To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d)             To exclude legal and financial advisory costs primarily related to exploring and evaluating debt and capital structure alternatives

(e)              To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites

(f)               To exclude expenses associated with the Cody API Restructuring Plan

(g)              To exclude the write-off of an indemnification asset related to the KUPI acquisition

(h)             To exclude asset impairment charges primarily associated with the Cody API assets as well as obsolete equipment and computer software related to the consolidation of manufacturing functions

(i)               To exclude non-cash interest expense associated with debt issuance costs

(j)               To exclude the loss on extinguishment of debt related to repurchases of Term Loans

(k)             To primarily exclude accrued separation costs related to the Company’s Chief Financial Officer

(l)               To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates

(m)           The weighted average share number for the three months ended June 30, 2019 is 37,932,509 for GAAP and 39,345,258 for non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended June 30, 2018
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Asset impairment charges	Operating income	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (h)
GAAP Reported	$170,911	$96,226	$8,157	$66,528	39%	$8,335	$20,553	$—	$4,078	24,960	$8,602	$(20,844)	$(12,242)	$(883)	$(11,359)	$(0.30)
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,335)	—	1,335		—	—	—	—	—	1,335	—	1,335	—	1,335
Amortization of intangibles (b)	—	—	(8,157)	8,157		—	—	—	—	—	8,157	—	8,157	—	8,157
Restructuring expenses (c)	—	—	—	—		—	—	—	(4,078)	—	4,078	—	4,078	—	4,078
Asset impairment charges (d)	—	—	—	—		—	—	—	—	(24,960)	24,960		24,960	—	24,960
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	—	4,557	4,557	—	4,557
Other (f)	—	—	—	—		—	(3,188)	—	—	—	3,188	—	3,188	—	3,188
Tax adjustments (g)	—	—	—	—		—	—	—	—	—	—	—	—	10,443	(10,443)

Non-GAAP Adjusted	$170,911	$94,891	$—	$76,020	44%	$8,335	$17,365	$—	$—	$—	$50,320	$(16,287)	$34,033	$9,560	$24,473	$0.64

(a)              Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b)             Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.

(c)              To exclude expenses associated with the Cody Restructuring Plan and, to a lesser extent, the 2016 Restructuring Plan

(d)             To exclude asset impairment charges primarily related to the Cody Restructuring Plan, and to a lesser extent, the consolidation of manufacturing activities with respect to plant-related assets located at the Company’s Townsend Road facility

(e)              To exclude non-cash interest expense associated with debt issuance costs

(f)               To primarily exclude separation benefits associated with the former Senior Vice President of Sales as well as other employees

(g)              The tax effect of the pre-tax adjustments included at applicable tax rates

(h)             The weighted average share number for the three months ended June 30, 2018 is 37,315,567 and 38,285,208 for the GAAP and non-GAAP earnings (loss) per share calculations, respectively

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Twelve months ended June 30, 2019
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating income (loss)	Other income (loss)	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (n)
GAAP Reported	$655,407	$379,601	$32,196	$243,610	37%	$38,807	$87,648	$4,095	$375,381	$(262,321)	$(83,924)	$(346,245)	$(74,138)	$(272,107)	$(7.20)
Adjustments:
Depreciation of fixed assets step-up (a)	—	(2,459)	—	2,459		—	—	—	—	2,459	—	2,459	—	2,459
Amortization of intangibles (b)	—	—	(32,196)	32,196		—	—	—	—	32,196	—	32,196	—	32,196
Cody API business (c)	—	(7,061)	—	7,061		(2,397)	(2,340)	—	—	11,798	—	11,798	—	11,798
Depreciation on capitalized software costs (d)	—	—	—	—		—	(4,233)	—	—	4,233	—	4,233	—	4,233
Legal and financial advisory costs (e)	—	—	—	—		—	(3,626)	—	—	3,626	—	3,626	—	3,626
Decommissioning of Philadelphia sites (f)	—	(4,114)	—	4,114		(64)		—	—	4,178	—	4,178	—	4,178
Restructuring expenses (g)	—	—	—	—		—	—	(4,095)	—	4,095	—	4,095	—	4,095
Asset impairment charges (h)	—	—	—	—		—	—	—	(375,381)	375,381		375,381	—	375,381
Indemnification asset write-off (i)	—	—	—	—		—	(3,094)	—	—	3,094		3,094		3,094
Non-cash interest (j)	—	—	—	—		—	—	—	—	—	17,649	17,649	—	17,649
Loss on extinguishment of debt (k)	—	—	—	—		—	—	—	—	—	448	448	—	448
Other (l)	—	(1,960)	—	1,960		(210)	(3,173)	—	—	5,343	977	6,320	—	6,320
Tax adjustments (m)	—	—	—	—		—	—	—	—	—	—	—	101,526	(101,526)

Non-GAAP Adjusted	$655,407	$364,007	$—	$291,400	44%	$36,136	$71,182	$—	$—	$184,082	$(64,850)	$119,232	$27,388	$91,844	$2.35

(a)              To exclude depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b)             To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.

(c)              To exclude the operating results of the ceased Cody API business

(d)             To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(e)              To exclude legal and financial advisory costs primarily related to exploring and evaluating debt and capital structure alternatives, including the December 2018 amendment to our Credit Agreement

(f)               To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites

(g)              To exclude expenses associated with the 2016 Restructuring Plan, the Cody Restructuring Plan as well as the Cody API Restructuring Plan

(h)             To exclude asset impairment charges primarily related to goodwill and other long-lived assets

(i)               To exclude the write-off of indemnification assets related to the KUPI acquisition

(j)               To exclude non-cash interest expense associated with debt issuance costs

(k)             To exclude the loss on extinguishment of debt related to repurchases of Term Loans

(l)               To primarily exclude separation costs related to the Company’s cost reduction plan, a special recognition incentive payment as well as a litigation settlement

(m)           To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates

(n)             The weighted average share number for the twelve months ended June 30, 2019 is 37,779,812 for GAAP and 39,135,719 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION

(In thousands, except percentages, share and per share data)

	Twelve months ended June 30, 2018
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Loss on sale of intangible asset	Asset impairment charges	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Diluted earnings per share (k)
GAAP Reported	$684,563	$363,729	$32,128	$288,706	42%	$29,196	$82,196	$83	$7,061	$15,514	$24,960	$129,696	$(78,603)	$51,093	$22,403	$28,690	$0.75
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(5,340)	—	5,340		—	—	—	—	—	—	5,340	—	5,340	—	5,340
Amortization of intangibles (b)	—	—	(32,128)	32,128		—	(582)	—	—	—	—	32,710	—	32,710	—	32,710
Acquisition and integration-related expenses (c)	—	—	—	—		—	—	(83)	—	—	—	83	—	83	—	83
Restructuring expenses (d)	—	—	—	—		—	—	—	(7,061)	—	—	7,061	—	7,061	—	7,061
Loss on sale of intangible asset (e)	—	—	—	—		—	—	—	—	(15,514)	—	15,514	—	15,514	—	15,514
Asset impairment charges (f)	—	—	—	—		—	—	—	—	—	(24,960)	24,960	—	24,960	—	24,960
Non-cash interest (g)	—	—	—	—		—	—	—	—	—	—	—	20,213	20,213	—	20,213
Litigation settlement gain (h)	—	—	—	—		—	—	—	—	—	—	—	(3,500)	(3,500)	—	(3,500)
Other (i)	—	—	—	—		—	(10,593)	—	—	—	—	10,593	—	10,593	—	10,593
Tax adjustments (j)	—	—	—	—		—	—	—	—	—	—	—	—	—	23,421	(23,421)

Non-GAAP Adjusted	$684,563	$358,389	$—	$326,174	48%	$29,196	$71,021	$—	$—	$—	$—	$225,957	$(61,890)	$164,067	$45,824	$118,243	$3.10

(a)              Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b)              Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.

(c)              Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI

(d)              To exclude expenses associated with the 2016 Restructuring Plan and Cody Restructuring Plan

(e)              To exclude a loss realized on a sale of an intangible asset

(f)               To exclude asset impairment charges primarily related to the Cody Restructuring Plan, and to a lesser extent, the consolidation of manufacturing activities with respect to plant-related assets located at the Company’s Townsend Road facility

(g)              To exclude non-cash interest expense primarily associated with debt issuance costs

(h)              To exclude a settlement gain associated with patent litigation

(i)                To primarily exclude separation benefits associated with the former Chief Executive Officer and former Senior Vice President of Sales as well as a reversal of indemnified unrecognized tax benefits due to expirations in the statute of limitations, related to the KUPI acquisition

(j)                To exclude the impact of the revaluation of net long term deferred tax assets related to the Tax Cut and Jobs Act legislation (“2017 Tax Reform”), partially offset by the tax effect of the pre-tax adjustments included at applicable tax rates as well as the reversal of indemnified unrecognized tax benefits related to the KUPI acquisition

(k)              The weighted average share number for the twelve months ended June 30, 2018 is 38,162,514 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

Fiscal Year 2020 Guidance
Non-GAAP
	GAAP	Adjustments		Adjusted

Net sales	$525 - $545	-		$525 - $545
Gross margin percentage	approx. 33.5% to 35.5%	(6.5%)	(a)	approx. 40% to 42%
R&D expense	$34 - $36	-		$34 - $36
SG&A expense	$68 - $71	($5)	(b)	$63 - $66
Restructuring expense	$2 - $4	($2 - $4)	(c)	-
Interest and other	$71 - $73	($15)	(d)	$56 - $58
Effective tax rate	approx. 26% to 29%	(4% - 6%)	(e)	approx. 22% to 23%
Adjusted EBITDA	N/A	N/A		$145 - $160
Capital expenditures	$20 - $25	-		$20 - $25

(a)         The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)

(b)         The adjustment primarily excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(c)          To exclude expenses associated with the Cody API Restructuring Plan

(d)         The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

(e)          The adjustment reflects the impact of tax credits and deductions relative to expected annual pre-tax income

LANNETT COMPANY, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

($ in millions)

	Fiscal Year 2020 Guidance
	Low	High

Net income	$0.6	$6.7

Interest expense	71.0	73.0
Depreciation and amortization	56.0	57.0
Income taxes	0.2	2.7
EBITDA	127.8	139.4

Share-based compensation	9.0	10.0
Inventory write-down	7.0	8.0
Separation costs	0.7	0.7
Cody API business	1.5	2.0
Restructuring expenses	2.0	4.0
Restructuring payments	(3.0)	(4.0)
Adjusted EBITDA (Non-GAAP)	$145.0	$160.1

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Twelve months ended
($ in thousands)	June 30,		June 30,
Medical Indication	2019	2018	2019	2018
Antibiotic	$3,325	$3,807	$15,391	$14,509
Anti-Psychosis	27,913	12,430	73,453	59,557
Cardiovascular	31,235	24,056	101,467	64,011
Central Nervous System	11,362	7,652	34,170	31,789
Gallstone	1,860	4,605	9,604	20,280
Gastrointestinal	11,783	14,123	48,566	60,294
Glaucoma	1,301	833	3,021	6,540
Migraine	9,458	10,627	41,592	54,015
Muscle Relaxant	2,806	3,187	12,344	13,496
Pain Management	8,439	4,553	28,210	23,036
Respiratory	742	1,690	3,418	7,891
Thyroid Deficiency	(42)	59,945	197,522	245,929
Urinary	1,520	2,790	6,783	8,661
Other	19,278	16,549	56,507	54,720
Contract Manufacturing revenue	2,861	4,064	23,359	19,835
Net Sales	$133,841	$170,911	$655,407	$684,563

NET SALES, EXCLUDING LEVOTHYROXINE $ in millions $145 $135 $125 $115 $105 $95 Q1 Q2 Q3 Q4 1 Net Sales Growth by Quarter - Fiscal 2019 $133.8 $117.6 $105.2 $101.2

NET SALES, EXCLUDING LEVOTHYROXINE

Lannett

$ in millions
Net Sales Growth by Quarter - Fiscal 2019
$145
$135
$125
$115
$105
$95
33% Growth
$101.2
$105.2
$117.6
$133.8
Q1
Q2
Q3
Q4

1

PROGRESSION OF DEBT PAYDOWN Debt Repayments - Since Inception (Nov 25, 2015) ($ in millions) 1,300 450 400 $1,160.0 350 1,100 300 250 900 200 150 700 100 50 500 0 11/25/2015 6/30/2016 6/30/2017 6/30/2018 3/31/2019 6/30/2019 Term A / Term B Debt Balance Cumulative Payments 1 $337.1 $1,035.4 $124.6 $982.3$262.7 $177.7 $897.3 $822.9 $768.4 $391.6 •Since January 2018, cumulative paydown of ~$187 million, of which $87 million were voluntary payments •Trading prices of Term A and Term B Loans have rebounded; Term A approaching par value •Cash balance ~$140 million at June 30, 2019 Term A / Term B Debt Balance Cumulative Payments

PROGRESSION OF DEBT PAYDOWN

Lannett

Term A / Term B Debt Balance
Debt Repayments - Since Inception (Nov 25, 2015)
($ in millions)
Cumulative Payments
1,300
1,100
900
700
500
450
400
350
300
250
200
150
100
50
0
$1,160.0
$1,035.4
$982.3
$897.3
$822.9
$768.4
$124.6
$177.7
$262.7
$337.1
$391.6
11/25/2015
6/30/2016
6/30/2017
6/30/2018
3/31/2019
6/30/2019
Term A / Term B Debt Balance
Cumulative Payments

1

LANNETT COMPANY, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
($ in thousands)

Three months ended June 30, 2019
Net loss	$(7,586)

Interest expense	20,194
Depreciation and amortization	13,564
Income tax benefit	(2,544)
EBITDA	23,628

Share-based compensation	2,053
Inventory write-down	5,272
Asset impairment charges	5,882
Investment income	(1,306)
Loss on extinguishment of debt	35
Other non-operating loss	609
Restructuring expenses	2,408
Restructuring payments	(363)
Cody API business (a)	4,387
Legal and financial advisory costs (b)	237
Decommissioning of Philadelphia sites (c)	153
Indemnification asset write-off (d)	2,284
Other (e)	282
Adjusted EBITDA (Non-GAAP)	$45,561

(a)   To exclude the operating results of the ceased Cody API business

(b)   To exclude legal and financial advisory costs primarily related to exploring and evaluating debt and capital structure alternatives

(c)   To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites

(d)   To exclude the write-off of indemnification assets related to the KUPI acquisition

(e)   To primarily exclude accrued separation costs related to the Company’s Chief Financial Officer